Exhibit 99.1

News Release

For Release on March 26, 2019 after market close

Inpixon Reports Fourth Quarter and 2018 Financial Results and Provides Corporate Update

Conference Call To Be Held Today at 4:30 pm Eastern Time

PALO ALTO, Calif. – Inpixon (NASDAQ: INPX), a leading indoor positioning and data analytics company, today reported financial results for the fourth quarter and year ended December 31, 2018 and provided an update on corporate developments. All numbers are presented after giving effect to the reverse splits implemented on February 6, 2018 and November 2, 2018.

Fourth Quarter 2018 Financial Highlights:

•	2018 Q4 revenue of $1.1 million
•	2018 Q4 gross margin of 77%
•	2018 Q4 GAAP net loss of $10.53 per share
•	2018 Q4 Proforma Non-GAAP net loss[1] of $3.05 per share
•	2018 Q4 Non-GAAP Adjusted EBITDA[1] loss of $4.2 million

Full Year Financial Highlights

•	2018 revenue of $3.8 million
•	2018 gross margin of 71%
•	2018 GAAP net loss of $57.83 per share
•	2018 Proforma Non-GAAP net loss[1] of $24.18 per share
•	2018 Non-GAAP Adjusted EBITDA[1] loss of $15.0 million

“We believe 2018 was a pivotal year for Inpixon as we completed the spin-off of our value-added reseller, Sysorex, and are now fully focused on our mission to become an industry leader in the global indoor location market, which is expected to grow from USD 7.11 Billion in 2017 to USD 40.99 Billion by 2022, at a compound annual growth rate (CAGR) of 42.0%, according to Marketsandmarkets,” said Nadir Ali, CEO of Inpixon. “Mobile devices are ubiquitous, and contextual awareness, especially location of people and devices, has become a priority for governments, retail, enterprise and even schools."

"In 2018, we set out a plan to focus on developing our channel partner network as a key to our growth globally. We built a robust pipeline of interest both domestically and in places like Central America and the UK. We announced development of the IPA Pod, a Wi-Fi-based IPA sensor, to expand our product line and sales opportunities into the market seeking IPA at an entry-level price point. In 2018, we also hired two key executives with decades of expertise in security and retail that will help us continue to add to our strong network of partners and ramp up our customer acquisition efforts. I'm very optimistic about 2019, as we focus our efforts and resources towards growth both organically and through acquisitions and to building a cash-flow positive business as soon as possible,” Mr. Ali concluded.

2018 Financial Results

Net Revenue: Revenues for the year ended December 31, 2018 were $3.8 million compared to $3.9 million in 2017 for a decrease of approximately $100,000 or 2.6%. Revenues between the two comparable periods are relatively flat due to an increase in our IPA product revenues which was offset by a decrease in our Shoom services revenue.

Gross Profit: Gross profit for the year ended December 31, 2018 was $2.7 million compared to $2.7 million in 2017. The gross profit margin for the year ended December 31, 2018 was 71% compared to 69% for the year ended December 31, 2017. This slight increase in margin is primarily due to the sales mix of products and services sold during the year ended December 31, 2018.

GAAP Net Loss: Net loss attributable to stockholders of Inpixon for the year ended December 31, 2018 was $24.6 million compared to $35.0 million for the comparable period in the prior year. This decrease in net loss of approximately $10.4 million was primarily attributable to the $2 million lower other income/expenses offset by the $3.4 million increase in operating expenses during the year ended December 31, 2018 plus the $12 million lower loss from deconsolidated operations of the spin-off of Sysorex during the year ended December 31, 2018.

Non-GAAP Net Loss: 2018 pro-forma non-GAAP net loss was $18.7 million, compared to a non-GAAP net loss of $17.8 million for 2017. Proforma non-GAAP net loss per basic and diluted common share for the twelve months ended December 31, 2018 was ($24.18) compared to a loss of ($2,747.92) per share for the prior year period. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for deemed dividends and non-cash items including stock-based compensation, amortization of intangibles and one time charges including gain on the settlement of obligations, extinguishment loss for debt modification, goodwill impairment, gain on earnout, debt forgiveness, write- off of project expenses, provision for doubtful accounts, gain on the sale of contracts and the costs associated with the public offering.

Non-GAAP Adjusted EBITDA1: Adjusted EBITDA for the year ended December 31, 2018 was a loss of $15.0 million compared to a loss of $12.1 million for the prior year period. Non-GAAP adjusted EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash items.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures”.

2018 Business Highlights

•	Inpixon hired John Piccininni as VP of Business Development
•	Inpixon recruited retail industry veteran Adam Benson as CTO
•	Inpixon announced it successfully completed the spin-off of its value-added reseller Sysorex
•	Inpixon provided a technology update on blockchain, voice-user interface, artificial intelligence and Amazon Web Services
•	Inpixon announced an expansion its international presence with new channel partnerships in Africa, Central America, North America, United Kingdom and Portugal
•	Inpixon partnered with wireless integration expert Genwave Technologies to provide commercial, industrial and federal customers with bigger, richer data stores
•	Inpixon announced IPA Pod development
•	Inpixon announced U.S. Federal Government to deploying Portable Sensor Kit to empower Correctional Officers

2019 Business Highlights

•	Inpixon Closed Oversubscribed Rights Offering with Gross Proceeds of $12.0 Million
•	Inpixon’s Shoom advertising services business unit surpassed 126 million ads in its Shoom Advertising Information Network (SAIN) eTearSheets solution
•	Inpixon’s Indoor Positioning Analytics (“IPA”) Sensor 4000SE selected in connection with the development of “Smart School” safety network solution
•	Inpixon announced collaboration with SAS to deliver advanced analytics for Internet of Things (IoT)
•	Inpixon announced it entered into a reseller arrangement with Aislelabs
•	Inpixon announced it has been recognized by Gartner, Inc., an independent research firm, in the 2019 Gartner Magic Quadrant for Indoor Location Services, Global report
•	Inpixon announced the release of the Indoor Positioning Analytics (IPA) Connector for IBM® MaaS360® with Watson™
•	Inpixon Joined VMware Technology Alliance Partner Program as a standard level partner
•	Inpixon hired Andrew Chapman as VP Sales, Retail & Entertainment

Conference Call Information

Management will host a conference call on Tuesday, March 26, 2019, at 4:30 p.m. Eastern Time to review financial results, corporate highlights and to provide an update on developments. A slide presentation will accompany the discussion and will be available in the Investor Relations section of Inpixon's website. Following management’s formal remarks, there will be a question and answer session with equity analysts.

To listen to the conference call, interested parties within the U.S. should call 1-844-824-3831. International callers should call +1-412-317-5141. All callers should ask for the Inpixon conference call. The conference call will also be available through a live webcast, which can be accessed at https://services.choruscall.com/links/inpx190326.html or via the company’s website at http://client.irwebkit.com/inpixon/events.

A replay of the call will be available approximately one hour after the end of the call through April 26, 2019. The replay can be accessed via Inpixon’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10129648.

About Inpixon

Inpixon (NASDAQ: INPX) is a leader in Indoor Positioning Analytics (IPA). Inpixon IPA Sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high-performance data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government location worldwide. Inpixon’s products and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on IPA, follow Inpixon on LinkedIn, @InpixonHQ on Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the performance of management and employees, Inpixon’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP””) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for deemed dividends and non-cash items including stock-based compensation, amortization of intangibles and one time charges including gain on the settlement of obligations, extinguishment loss for debt modification, goodwill impairment, gain on earnout, debt forgiveness, write-off of project expenses, provision for doubtful accounts, gain on the sale of contracts and the costs associated with the public offering.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

Contacts

Inpixon Investor Relations:

CORE IR

Scott Arnold, +1-516-222-2560

Managing Director

www.coreir.com

###

INPIXON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and par value data)

	As of December 31,
	2018	2017

ASSETS
Current Assets
Cash and cash equivalents	$1,008	$119
Accounts receivable, net	1,280	429
Notes and other receivables	4	13
Inventory	568	783
Assets held for sale	-	23
Current assets of deconsolidted operations	-	6,983
Prepaid assets and other current assets	496	859
Total Current Assets	3,356	9,209

Property and equipment, net	202	348
Software development costs, net	1,690	2,017
Intangible assets, net	4,509	7,566
Goodwill	-	636
Non-current assets of deconsolidted operations	-	7,558
Loan to related party	2,204	-
Other assets	217	357
Total Assets	$12,178	$27,691

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$1,129	$1,562
Accrued liabilities	1,792	2,206
Deferred revenue	234	58
Short-term debt	4,127	3,058
Derivative liabilities	-	48
Current liabilities of deconsolidated operations	-	33,040
Liabilities held for sale	-	2,059
Total Current Liabilities	7,282	42,031

Long Term Liabilities
Long-term debt	74	767
Other liabilities	19	73
Non-current liabilities of deconsolidated operations	-	3,673

Total Liabilities	7,375	46,544

Commitments and Contingencies

Stockholders’ (Deficit) Equity:
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4
Convertible Preferred Stock - $0.001 par value; 10,185 shares authorized;
1 and 0 issued, and 1 and 0 outstanding at December 31, 2018 and 2017, respectively.
Liquidation preference of $0 at December 31, 2018 and 2017.	-	-
Common Stock - $0.001 par value; 250,000,000 shares authorized;
1,581,893 and 24,055 issued and 1,581,880 and 24,042 outstanding
at December 31, 2018 and 2017, respectively.	2	1
Additional paid-in capital	123,224	78,302
Treasury stock, at cost, 13 shares	(695)	(695)
Accumulated other comprehensive income	26	31
Accumulated deficit	(117,772)	(94,486)
Stockholders’ (Deficit) Equity Attributable to Inpixon	4,785	(16,847)

Non-controlling interest	18	(2,006)

Total Stockholders' (Deficit) Equity	4,803	(18,853)

Total Liabilities and Stockholders’ (Deficit) Equity	$12,178	$27,691

INPIXON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share data)

	For the Years Ended
	December 31,
	2018	2017

Revenues
Products	$1,135	$535
Services	2,621	3,400
Total Revenues	3,756	3,935

Cost of Revenues
Products	490	494
Services	586	738
Total Cost of Revenues	1,076	1,232

Gross Profit	2,680	2,703

Operating Expenses
Research and development	1,231	964
Sales and marketing	1,726	2,367
General and administrative	14,149	10,874
Acquisition related costs	108	5
Impairment of goodwill	636	587
Amortization of intangibles	3,232	2,936
Total Operating Expenses	21,082	17,733

Loss from Operations	(18,402)	(15,030)

Other Income (Expense)
Interest expense	(1,241)	(1,884)
Change in fair value of derivative liability	48	555
Gain on the sale of Sysorex Arabia	23	-
Extinguishment loss for debt modification	-	(653)
Other income/(expense)	(211)	(1,069)
Total Other Income (Expense)	(1,381)	(3,051)

Net Loss from Continuing Operations	(19,783)	(18,081)

Loss from Discontinued Operations, Net of Tax	(4,778)	(16,949)

Net Loss	(24,561)	(35,030)

Net Income/(Loss) Attributable to Non-controlling Interest	11	(17)

Net Loss Attributable to Stockholders of Inpixon	$(24,572)	$(35,013)

Deemed dividend to preferred stockholders	(6,407)	(756)
Deemed dividend for triggering of warrant down round feature	(13,645)	-

Net Loss Attributable to Common Stockholders	$(44,624)	$(35,769)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations	$(51.62)	$(2,902.47)
Loss from discontinued operations	(6.19)	(2,611.56)
Net Loss Per Share - Basic and Diluted	$(57.83)	$(5,511.40)

Weighted Average Shares Outstanding
Basic and Diluted	771,688	6,490

Comprehensive Loss
Net Loss	(24,561)	(35,030)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	(5)	(21)
Comprehensive Loss	$(24,566)	$(35,051)

INPIXON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended
	December 31,
	2018	2017

Cash Flows (Used In) From Operating Activities
Net loss	$(24,561)	$(35,030)
Adjustment to reconcile net loss to net cash (used in) from operating activities:
Depreciation and amortization	1,570	1,882
Amortization of intangible assets	4,616	5,012
Impairment of goodwill	636	8,392
Stock based compensation	1,494	1,533
Amortization of technology	66	66
Change in fair value of derivative liability	(48)	(555)
Amortization of debt discount	703	2,110
Amortization of deferred financing costs	-	451
Provision for doubtful accounts	(659)	952
Gain on earnout	(934)	(561)
Gain on the settlement of liabilities	(307)	(430)
Gain on the sale of Sysorex Arabia	(23)	-
Forgiveness of debt	-	635
Extinguishment loss for debt modification	-	1,523
Exchange of warrants for shares	-	434
Other	(73)	379
Changes in operating assets and liabilities:
Accounts receivable and other receivables	744	8,706
Inventory	222	270
Other current assets	481	645
Prepaid licenses and maintenance contracts	(5)	11,588
Other assets	(22)	44
Accounts payable	(8,445)	5,414
Accrued liabilities	(2,412)	1,806
Deferred revenue	246	(12,756)
Other liabilities	(54)	(261)
Total Adjustments	(2,204)	37,279

Net Cash (Used in) Provided By Operating Activities	(26,765)	2,249

Cash Flows Used in Investing Activities
Purchase of property and equipment	(88)	(101)
Investment in capitalized software	(804)	(1,254)
Investment in Pod Technology	(175)	-
Investment in Sysorex India	-	37
Cash spun off a result of de-consolidation	(362)	-

Net Cash Flows Used in Investing Activities	(1,429)	(1,318)

Cash Flows From (Used in) Financing Activities
Net repayments to bank facility	(1,119)	(5,576)
Net proceeds from issuance of common stock, preferred stock and warrants	28,960	6,581
Repayment of notes payable	(181)	(57)
Advances to related party	(3,244)	-
Repayments from related party	1,040	-
Repayment of debenture	-	(4,691)
Proceeds from notes received	3,540	1,745
Net proceeds from convertible promissory notes	-	2,000
Repayment of convertible promissory notes	-	(2,662)

Net Cash Flows From (Used in) Financing Activities	28,996	(2,660)

Effect of Foreign Exchange Rate on Changes on Cash	(5)	(21)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	797	(1,750)

Cash, Cash Equivalents and Restricted Cash - Beginning of Period	351	2,101

Cash, Cash Equivalents and Restricted Cash - End of Period	$1,148	$351

Reconciliation of Non-GAAP Financial Measures:

(In thousands)	For the Years Ended December 31,
	2018	2017
Net loss attributable to common stockholders	$(44,624)	$(35,769)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	108	5
Costs associated with public offering	327	212
Impairment of goodwill	636	8,392
Write off of project expenses	726	-
Gain on earnout	(934)	(561)
Gain on the sale of Sysorex Arabia	(23)	-
Change in the fair value of derivative liability	(48)	(555)
Severance	15	27
Stock based compensation - acquisition costs	-	7
Provison for doubtful accounts	(659)	952
Gain on the sale of contracts	(601)	-
Gain on the settlement of obligations	(307)	(430)
Exchange of warrants for shares	-	434
Extinguishment loss for debt modification	-	1,523
Debt forgiveness	-	635
Settlement of litigation	559	-
Deemed dividend to preferred stockholders	6,407	756
Deemed dividend for trigerring of warrant down round feature	13,645	-
Stock-based compensation – compensation and related benefits	1,494	1,526
Interest expense	2,044	3,821
Depreciation and amortization	6,186	6,895
Adjusted EBITDA	$(15,049)	$(12,130)

(In thousands, except share data)	For the Years Ended December 31,
	2018	2017
Net loss attributable to common stockholders	$(44,624)	(35,769)
Adjustments:
Non-recurring one-time charges:
Acquisition transaction/financing costs	108	5
Costs associated with public offering	327	212
Impairment of goodwill	636	8,392
Write off of project expenses	726	-
Gain on earnout	(934)	(561)
Gain on the sale of Sysorex Arabia	(23)	-
Change in the fair value of derivative liability	(48)	(555)
Severance	15	27
Stock based compensation - acquisition costs	-	7
Provison for doubtful accounts	(659)	952
Gain on the sale of contracts	(601)	-
Gain on the settlement of obligations	(307)	(430)
Exchange of warrants for shares	-	434
Extinguishment loss for debt modification	-	1,523
Debt forgiveness	-	635
Settlement of litigation	559	-
Deemed dividend to preferred stockholders	6,407	756
Deemed dividend for trigerring of warrant down round feature	13,645	-
Stock-based compensation – compensation and related benefits	1,494	1,526
Amortization of intangibles	4,617	5,012
Proforma non-GAAP net loss	$(18,662)	$(17,834)
Proforma non-GAAP net loss per basic and diluted common share	$(24.18)	$(2,747.92)
Weighted average basic and diluted common shares outstanding	771,688	6,490